UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  April 21, 2016
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of Diebold, Incorporated (the “Company”), held on April 21, 2016, the Company's shareholders (1) elected each of the Board’s ten (10) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2016; and (3) approved, on an advisory basis, named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A dated March 10, 2016.

Set forth below are the final voting results for each proposal:

Proposal No. 1:Election of ten (10) directors

	For	Withhold	Broker Non-Votes
Patrick W. Allender	53,471,633	568,978	6,573,131
Phillip R. Cox	51,845,013	2,195,598	6,573,131
Richard L. Crandall	53,303,088	737,523	6,573,131
Gale S. Fitzgerald	52,939,382	1,101,229	6,573,131
Gary G. Greenfield	53,468,393	572,218	6,573,131
Andreas W. Mattes	53,416,056	624,555	6,573,131
Robert S. Prather, Jr.	53,434,312	606,299	6,573,131
Rajesh K. Soin	52,010,414	2,030,197	6,573,131
Henry D. G. Wallace	51,858,824	2,181,787	6,573,131
Alan J. Weber	53,301,137	739,474	6,573,131

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2016

For	Against	Abstain
60,070,081	416,584	127,077

Proposal No. 3: Approve, on an advisory basis, named executive officer compensation

For	Against	Abstain	Broker Non-Votes
38,154,206	15,695,817	190,588	6,573,131

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
April 26, 2016	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary